Exhibit 10.24


                              AMENDED AND RESTATED
                                OPTION AGREEMENT


     This Amended and Restated Option Agreement (the "Agreement") dated as of February 7, 2001, by and among DFW RESTAURANT TRANSFER CORP., a Texas corporation ("Holder"), NS ASSOCIATES I, LTD., a Texas limited partnership ("Grantor"), and SCHLOTZSKY'S, INC., a Texas corporation ("Guarantor").


                                 WITNESSETH:

     WHEREAS, Holder, Grantor and Guarantor are parties to that certain Option Agreement dated as of September 1, 1999 (the "Original Agreement");

     WHEREAS, the Original Agreement provided, among other things, for the grant of an option to Holder to acquire Grantor's rights under that certain Amended and Restated Area Developer Agreement dated August 13, 1996 between Grantor and Guarantor, as amended (the "ADA");

     WHEREAS, following the execution of the Option Agreement, Holder made the scheduled payments required under the Option Agreement;

     WHEREAS, Grantor has recently assumed the obligations of M. P. Newberger Corp. under that certain promissory note in the original principal amount of $1,430,000, dated October 1, 1999, and payable to the order of Guarantor (the "MPN Note"); and

     WHEREAS, the parties wish to modify the terms under which the Option can be exercised and restate the Original Agreement in its entirety;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Original Agreement shall be amended and restated in its entirety as follows:

     1.  Cancellation of MPN Note.  Upon the execution of this Agreement, Holder
         ------------------------
shall pay Grantor the sum of $1,582,000 which amount shall be considered as an option payment. Grantor shall thereupon use such amount to pay Guarantor the principal and accrued interest owing on the MPN Note (the balance of which is agreed to be $1,582,000), and Guarantor shall return the original MPN Note to Grantor marked "Paid".

     2.  Grant of Option.  In consideration of the payments previously made by
         ---------------
Holder to Grantor, and the payment described above, Grantor agrees that Holder continues to hold the option (the "Option") to acquire all of Grantor's right, title and interest in and to the ADA at any time during the Option Period (as hereinafter defined) for the Exercise Price.

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Notwithstanding the foregoing, the Option shall terminate, at Grantor's election, upon (i) any default by Holder in the performance of any of its obligations under that certain Consulting Agreement dated September 1, 1999 between Holder and Grantor which is not cured within thirty (30) days after written notice of such default is given to Holder by Grantor, or (ii) any failure by Guarantor to make any of the payments due Grantor under the ADA which is not cured within thirty (30) days after written notice of such default is given to Guarantor by Grantor. If there is no Closing (as hereinafter defined) on or before June 30, 2002, the Option will terminate and Holder will, on such date, pay Grantor the sum of $1,700,000 (the "Fee").

     3.  Option.  Holder shall be entitled to exercise the Option in accordance
         ------
with the provisions of paragraph 4 during the period commencing on the date of this Agreement and continuing until 11:00 p.m., Dallas, Texas time on June 30, 2002 (such period being the "Option Period"). If the Option is not exercised prior to the termination of the Option Period, the Option shall automatically terminate, Holder shall become liable for payment of the Fee pursuant to Section 2 above and Grantor shall have the right to retain the Option Price and any other amounts paid to Grantor hereunder.

     4.  Exercise Price.  The entire Option exercise price is hereby changed to
         --------------
$28,200,000. The price to be on the closing of the exercise of the Option (the "Exercise Price") is $23,618,000, which price takes into account all previous option payments received by Grantor. The Exercise Price shall be payable as follows:

               (i) A payment of $3,500,000 (the "Cash Payment") at the Closing; and

               (ii) A promissory note in the original principal amount of $20,118,000, the form of which is attached hereto as Exhibit "A" (the
                                                              -----------
         "Note"). Guarantor will guarantee Holder's payment and performance of the Note through a Guaranty of Payment, the form of which is attached hereto as Exhibit "B" (the "Guaranty"). Holder's obligations under
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         the Note shall be further secured by a Security Agreement, the form of which is attached hereto as Exhibit "C" (the "Security Agreement").
                                      -----------

     5.  Exercise of the Option.  Holder shall be entitled to exercise the
         ----------------------
Option during the Option Period by delivering to Grantor at the address set forth in Section 13 hereof by courier or by certified mail, postage prepaid, return receipt requested, notice of Holder's exercise of the Option; and the Closing shall be held ten (10) business days thereafter provided, however, that in no event shall the Closing occur later than June 30, 2002. The parties agree that the confidentiality, non-compete and other post-termination provisions of the ADA will continue to be binding on Grantor notwithstanding the execution of this Agreement or the exercise of the Option.

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     6.  Closing.
         -------

         (a) At the closing (the "Closing) of the assignment of the ADA contemplated hereby, Holder shall deliver to Grantor the following:

             (i)    The Cash Payment in immediately available funds;

             (ii)   the Note;

             (iii)  the Security Agreement;

             (iv)   the Guaranty;

             (v) a mutual release of claims executed by Grantor and Guarantor, through which each party releases the other party and its principals from any obligations under the ADA (other than those specifically intended to survive the termination of the ADA), the form of which release is attached as Exhibit "E" hereto (the "Mutual Release of Claims");

             (vi) a certificate executed by the President or a Vice President of Holder and the President or a Vice President of Guarantor, respectively, confirming that the representations and warranties of Holder and Guarantor set forth in this Agreement are true and correct at and as of the Closing.

             (v) a certificate executed by the President or a Vice President of Grantor's general partner confirming that the representations and warranties set forth in this Agreement are true and correct at and as of the Closing.

     7.  Representations and Warranties of Grantor.  Grantor hereby represents
         -----------------------------------------
and warrants to Holder as follows:

         (a) Grantor is a limited partnership duly organized and validly existing under the laws of the State of Texas. Grantor has full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized by all partnership action required on the part of Grantor.

         (b) Grantor is the owner and holder of the developer's rights under the ADA free and clear of any liens, claims or encumbrances. Grantor has not pledged, assigned or hypothecated any of its rights under the ADA.

         (c) There are no actions, suits, proceedings or investigations pending, or to the best knowledge of Grantor, threatened before any court, governmental agency or instrumentality against, by or affecting Grantor or any of its properties or assets that would prevent the Closing or any of the transactions contemplated hereby.

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         (d) The execution and delivery of this Agreement and the assignments to be delivered by Grantor at the Closing, and the consummation of the transactions contemplated hereby, will not violate any provision of, or result in the breach of or permit the acceleration of, or give rise to any liability or obligation under, any applicable law, rule or regulation of any governmental body, the limited partnership agreement of Grantor or any contract, indenture or agreement to which Grantor is a party.

         (e) Grantor has no knowledge of any defaults under the Management Agreement dated September 1, 1999 or the Consulting Agreement dated September 1, 1999.

     8.  Representations and Warranties of Holder and Guarantor.  Holder and
         ------------------------------------------------------
Guarantor hereby jointly and severally represent and warrant to Grantor as follows:

         (a) Holder is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas. Holder has full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized by all corporate action necessary on the part of Holder.

         (b) There are no actions, suits, proceedings or investigations pending, or to the best knowledge of Holder, threatened before any court, governmental agency or instrumentality against, by or affecting Holder or any of its properties or assets that would prevent the Closing or any of the transactions contemplated hereby.

         (c) The execution and delivery of this Agreement and the performance by Holder of its obligations hereunder will not violate any provision of, or result in the breach of or permit the acceleration of, or give rise to any liability or obligation under any applicable law, rule or regulation of any governmental body, the articles of incorporation or bylaws of Holder or any contract, indenture or agreement to which Holder is a party.

         (d) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Guarantor has full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized by all corporate action required on the part of Guarantor.

         (e) There are no actions, suits, proceedings or investigations pending, or to the best knowledge of Guarantor, threatened before any court, governmental agency or instrumentality against, by or affecting Guarantor or any of its property or assets that would prevent the Closing or any of the transactions contemplated hereby.

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          (f) Neither Holder nor Guarantor has knowledge of any defaults under the Management Agreement dated September 1, 1999 or the Consulting Agreement dated September 1, 1999.

          (g) The execution and delivery of this Agreement and the performance by Guarantor of its obligations hereunder will not violate any provision of, or result in the breach of or permit the acceleration of, or give rise to any liability or obligation under any applicable law, rule or regulation of any governmental body, or the articles of incorporation or bylaws of Guarantor or any contract, indenture or agreement to which Guarantor is a party.

     9.   Covenants.  The parties hereby covenant and agree as follows:
          ---------

          (a) Holder, Grantor and Guarantor shall enter into the Amended and Restated Management Agreement, the form of which is attached hereto as Exhibit "F" (the "Management Agreement"), pursuant to which Holder shall
     -----------
     perform all of Grantor's duties under the ADA. Guarantor agrees that the appointment of Holder to act on behalf of Grantor shall not constitute a default under the ADA. Guarantor further agrees to guarantee the performance by Holder of its obligations under the Management Agreement.

          (b) Guarantor agrees that during the term of the Management Agreement it will not terminate the ADA, as amended.

     10.  Change in Control.  If there is a Change in Control of Guarantor or
          -----------------
Holder, as hereinafter defined, during the Option Period, unless such Change in Control constitutes an Excluded Transaction, as hereinafter defined, Holder shall notify Grantor within ten (10) business days following such change and such notice shall include an election on the part of Holder to either terminate the Option or to keep the Option in effect. If no notice is given or if such notice does not include a statement of Holder's decision to either terminate the Option or keep the Option in effect, then Holder shall be deemed to have elected to keep the Option in effect. If Holder elects not to terminate the Option pursuant to the foregoing provisions, then Holder shall be obligated to pay to Grantor, within ninety (90) days after the expiration of Holder's ten (10) business day election period, an amount equal to ten percent (10%) of the Exercise Price. Said amount shall be applied to the Exercise Price at the Closing (if the Option is exercised) but shall otherwise be non-refundable to Holder. If Holder fails to deposit the amount specified above, the Option shall lapse.

     As used herein, the term "Change in Control of Guarantor or Holder" shall mean any of the following: (i) the sale of all or more than a majority in book value of the assets of Guarantor or Holder, as applicable, (ii) the merger of Guarantor or Holder, as applicable, with or into another entity so that after such merger the shareholders of Guarantor or Holder, as applicable, own less than a majority of the shares of the surviving entity or (iii) the acquisition of beneficial ownership of more than twenty percent (20%) of Guarantor's

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or Holder's common stock for more than sixty (60) days (with such period of sixty (60) days commencing on the date that Guarantor receives notice that one or more persons have acquired more than twenty percent (20%) of the common stock of Guarantor or Holder) by a person or group of persons acting in concert who did not hold such stock at the time of this Agreement; provided, that if such person or group of persons reduces their ownership below 20% prior to the expiration of said sixty (60) days it shall not be considered a change in control.

     Notwithstanding anything to the contrary set forth herein, any transaction that falls within the definition of "Change in Control of Guarantor or Holder" as set forth in the preceding paragraph that is caused by the acquisition of more than twenty percent (20%) of Guarantor's stock by (i) Morris P. Newberger,
(ii) any member of the immediate family of Morris P. Newberger, (iii) any trust formed for the benefit of Morris P. Newberger or any member of the immediate family of Morris P. Newberger or (iv) any entity, a majority of whose equity interests are owned by, any of the persons referred to in (i) - (iii) above, shall constitute an "Excluded Transaction" and shall be excluded from the definition of "Change in Control of Guarantor or Holder."

     11.  Absence of Claims.
          -----------------

          (a) Guarantor hereby acknowledges that except for Grantor's future obligations under the ADA, and Guarantor's right to seek indemnification from Grantor pursuant to the terms of the ADA, neither Guarantor nor its affiliates has any rights, claims or causes of action, whether absolute or contingent, against Grantor or any of its principals or affiliates, under the ADA or otherwise. Further, except for Guarantor's right to seek indemnification from Grantor under the ADA to the extent set forth therein, Guarantor hereby releases Grantor, its principals and affiliates from any claims, demands, liabilities or causes of action, absolute or contingent, known or unknown, that accrued prior to the date of this Agreement. Additionally, Guarantor agrees that contemporaneously with the execution of this Agreement, it shall execute the Mutual Release of Claims in favor of
     M. P. Newberger Corp., the form of which is attached hereto as Exhibit "G".
                                                                    -----------

          (b) Grantor hereby acknowledges that, except for accrued payments due under the ADA, Guarantor's future obligations under the ADA, Holder's future obligations under the Management Agreement, the Consulting Agreement and Grantor's right to seek indemnification from Guarantor pursuant to the terms of the ADA, Grantor has no rights, claims or causes of action, whether absolute or contingent, against Guarantor under the ADA or otherwise. Further except for Grantor's right to receive accrued payments under the ADA, Guarantor's future obligations under the ADA, the obligations of Holder and Guarantor under the Management Agreement and the Consulting Agreement, Guarantor's future obligations under this Agreement and Grantor's right to seek indemnification from Guarantor under the ADA to the extent set forth therein, Grantor hereby releases

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

     Guarantor and Holder and each of them form any claims, demands, liabilities or causes of action, absolute or contingent known or unknown.

     12.  Notification of Termination.  Holder agrees that if, at any time prior
          ---------------------------
to the expiration of the Option Period it determines that it does not wish to exercise the Option, Holder will give Grantor written notice of that fact, and the Option shall terminate ninety (90) days after the date of such notice.

     13.  Notices.  Unless otherwise specifically provided herein, any notice
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required or permitted to be given hereunder shall be in writing and shall be deemed delivered when delivered by courier or upon deposit in the United States mail, postage prepaid, certified mail, return receipt requested to the following addresses or to such other address as may be specified by notice:

  If to Grantor:              NS Associates I, Ltd.
                              5580 LBJ Freeway, Suite 600
                              Dallas, Texas 75240

  With a copy to:             Lester V. Baum, Esq.
                              Powell & Coleman, L.L.P.
                              8080 North Central Expressway, Suite 1380
                              Dallas, Texas 75206

  If to Holder:               DFW Restaurant Transfer Corp.
                              203 Colorado Street
                              Austin, Texas 78701

  If to Guarantor:            Schlotzsky's, Inc.
                              203 Colorado Street
                              Austin, Texas 78701

     14.  Entire Agreement; Amendment.  This Agreement embodies the entire
          ---------------------------
agreement of the parties with regard to the subject matter hereof, supersedes all other agreements and understandings, if any, relating to the subject matter hereof and may be amended or supplemented only by an instrument in writing executed all of the parties hereto.

     15.  Severability.  If any provision of this Agreement is held to be
          ------------
illegal, invalid or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part hereof. Furthermore, the remaining provisions of this Agreement shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement and there shall, in lieu of such provision, be added a provision as similar in terms and intent to such illegal, invalid or unenforceable provision as may be legal, valid or enforceable, as the case may be.

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     16.  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, no party shall assign any of its rights or delegate any of its duties or obligations hereunder without the express written consent of the other parties, which consent may be withheld for any or no reason. Any purported assignment of this Agreement contrary to the terms hereof shall be void.

     17.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Texas without regard to conflicts of laws principles.

     18.  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be deemed an original, provided that all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                              GRANTOR:

                              NS ASSOCIATES I, LTD.

                              By:   NS Associates, Inc.
                              Its:  General Partner

                              By:_____________________________
                              Name:___________________________
                              Title:____________________________


                              HOLDER:

                              DFW RESTAURANT TRANSFER CORP.

                              By:___________________________________
                              Name:________________________________
                              Title:_________________________________

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     The undersigned, Schlotzsky's, Inc., the sole shareholder of Holder, acknowledges that it will receive substantial direct and indirect benefits as a result of Holder entering into this Agreement with Grantor. Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Grantor to enter into this Agreement, the undersigned, intending to be legally bound hereby unconditionally irrevocably guaranties to Grantor the full and timely performance of Holder's obligations under this Agreement.


                              GUARANTOR:

                              SCHLOTZSKY'S, INC.


                              By:___________________________________
                              Name:________________________________
                              Title:________________________________

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